Exhibit 4.6

FIRST-LIEN INTERCREDITOR AGREEMENT

among

UNIVISION COMMUNICATIONS INC.,

UNIVISION OF PUERTO RICO INC.,

the other Grantors party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent for the First-Lien Secured Parties

DEUTSCHE BANK AG NEW YORK BRANCH,

as Authorized Representative for the Credit Agreement Secured Parties,

Wilmington Trust FSB

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto dated as of July 9, 2009

FIRST-LIEN INTERCREDITOR AGREEMENT, dated as of July 9, 2009 (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “Company”), UNIVISION OF PUERTO RICO INC., a Delaware corporation (the “Subsidiary Borrower”), the other Grantors (as defined below) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as collateral agent for the First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), Wilmington Trust FSB, as Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (as defined below) (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First-Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement (as defined below) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Lien Documents” means, with respect to any Series of Additional First-Lien Obligations, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First-Lien Documents and each other agreement entered into for the purpose of securing any Series of Additional First-Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First-Lien Obligations) has been designated as Additional First-Lien Obligations pursuant to Section 5.13.

“Additional First-Lien Obligations” means all amounts owing to any Additional First-Lien Secured Party (including the Initial Additional First-Lien Secured Parties) pursuant to the terms of any Additional First-Lien Document (including the Initial Additional First-Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First-Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First-Lien Secured Parties.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent or the First-Lien Collateral Agent (or any similar term) under and as defined in the Credit Agreement, (ii) in the case of the Initial Additional First-Lien Obligations or the Initial Additional First-Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Lien Security Document to secure one or more Series of First-Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of March 29, 2007, among the Company, the Subsidiary Borrower, the lenders from time to time party thereto, DBNY, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Credit Agreement Obligations” means, collectively, (i) all “Loan Document Obligations” as defined in the Guarantee and Collateral Agreement and (ii) all Hedging Obligations.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“DBNY” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First-Lien Obligations, the date on which such Series of First-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations secured by such Shared Collateral under a First-Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Equal and Ratable Provision” means the provisions of Section 1008 of the Existing Senior Notes Indenture requiring (but only to the extent that such provisions so require and to the extent not waived in accordance with the terms thereof) that the Existing Senior Notes Obligations be “equally and ratably” secured with the Credit Agreement Obligations or any Series of Additional First-Lien Obligations at any time outstanding.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Existing Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 28, 2007, among Holdings, the Company, the Subsidiary Borrower, the other grantors party thereto and DBNY, as Administrative Agent, as amended, restated, supplemented or otherwise modified and/or replaced from time to time.

“Existing Senior Notes Documents” means the Existing Senior Notes, the Existing Senior Notes Indenture and the Guarantees (as defined in the Existing Senior Notes Indenture).

“Existing Senior Notes Indenture” means the Indenture, dated as of July 18,2001, between the Company, as issuer, and the Existing Senior Notes Trustee, as amended, modified and/or supplemented from time to time, and shall include any officer’s certificate issued thereunder with respect to the Existing Senior Notes.

“Existing Senior Notes Creditors” means, collectively, the Existing Senior Notes Trustee and the Existing Senior Note Holders.

“Existing Senior Note Holders” shall mean the holders from time to time of the Existing Senior Notes.

“Existing Senior Notes Obligations” shall mean (a) the due and punctual payment of (i) the unpaid principal amount of, and premium, if any, and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) on, the Existing Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Company owing to any of the Existing Senior Notes Creditors under the Existing Senior Notes Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), (b) the due and punctual performance of all other obligations of the Company owing to the Existing Senior Notes Creditors under or pursuant to the Existing Senior Notes Documents, and (c) the due and punctual payment and performance of all obligations of each Guarantor (as defined in the Existing Senior Notes Indenture) owing to the Existing Notes Creditors pursuant to the Existing Senior Notes Documents, in each case whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.

“Existing Senior Notes Trustee” means The Bank of New York as trustee under the Existing Senior Notes Indenture, together with its successors and assigns.

“Existing Senior Notes” means the Company’s 7.85% Notes due 2011 issued pursuant to the Existing Senior Notes Indenture, as amended, modified or supplemented from time to time.

“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First-Lien Obligations.

“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.

“First-Lien Security Documents” means the Guarantee and Collateral Agreement, the other Security Documents (as defined in the Credit Agreement), the Existing Intercreditor Agreement and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First-Lien Obligations.

“Grantors” means Holdings, the Company, the Subsidiary Borrower and each other Subsidiary of the Company or direct or indirect parent company of the Company which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations (including any such Person which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Guarantee and Collateral Agreement” means the “First-Lien Guarantee and Collateral Agreement” as defined in the Credit Agreement.

“Hedge Creditor” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Hedging Agreement” has the meaning assigned to such term in the Existing Intercreditor Agreement.

“Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (if applicable), would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedge Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement with a Hedging Creditor, in each case, whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.

“Holdings” means Broadcast Media Partners Holdings, Inc., a Delaware corporation.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional First-Lien Documents” means the Initial Additional First-Lien Indenture, the notes issued thereunder, and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder or the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First-Lien Obligations.

“Initial Additional First-Lien Indenture” mean that certain Indenture, dated as of July 9, 2009, among the Company, the Subsidiary Borrower, the Guarantors identified therein, and Wilmington Trust FSB, as trustee, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Initial Additional First-Lien Obligations” means the Additional First-Lien Obligations pursuant to the Initial Additional First-Lien Documents.

“Initial Additional First-Lien Secured Parties” means the holders of any Initial Additional First-Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (and, in each case, other than in a transaction expressly permitted by the terms of each Additional First-Lien Document and the Credit Agreement); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.0l(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First-Lien Obligations and become Additional First-Lien Secured Parties hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (l) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First-Lien Document, and (iii) each Additional First-Lien Document.

“Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First-Lien Secured Parties under the First-Lien Security Documents.

“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First-Lien Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First-Lien Obligations, and (iii) the Additional First-Lien Obligations incurred pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Subsidiary Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations. In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Lien Obligations subject to such Impairment. Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any First-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement or the Existing Intercreditor Agreement (to the extent such payment represents an application of Proceeds made pursuant to this Section 2.01)) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Lien Secured Party or received by the Collateral Agent or any First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement or the Existing Intercreditor Agreement (to the extent such distribution represents an application of Proceeds made pursuant to this Section 2.01)) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Obligations) on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series (and, if applicable, the Existing Senior Notes Obligations) in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First-Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Obligations) on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything in this Agreement or any other First-Lien Security Documents to the contrary, Collateral consisting of cash and Cash Equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.13(a), 2.23(j) or 2.23(1)(iii) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement (or the arrangements specified therein) and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Obligations), the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First-Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First-Lien Document, to the extent permitted by the applicable Secured Credit Documents) other than pursuant to the First-Lien Security Documents to which it is a party and pursuant to Section 2.13(a), 2.230) or 2.23(l)(iii)

(or other similar provisions) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Lien Security Documents applicable to it.

(c) Each of the First-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over. (a) Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First-Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.

(b) Each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Obligations), then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties (and, to the extent applicable under any First-Lien Security Document, the Existing Senior Notes Creditors) and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04 Automatic Release of Liens; Amendments to First-Lien Security Documents. (a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each First-Lien Secured Party agrees that the Collateral Agent may enter into any amendment to any First-Lien Security Document (including, without limitation, to release any Liens securing any Series of First-Lien Obligations), so long as the Collateral Agent receives a certificate of an officer of the Company stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First-Lien Secured Party agrees that the Collateral Agent may enter into any amendment to any First-Lien Security Document solely as such First-Lien Security Document relates to a particular Series of First-Lien Obligations (including, without limitation, to release any Liens securing such Series of First-Lien Obligations), so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Lien Obligations was incurred and (y) such amendment does not adversely affect the First-Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent or the Company to evidence and confirm any release of Shared Collateral or amendment to any First-Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First-Lien Security Document is permitted by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First-Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared

Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Creditors) retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series (and, to the extent required pursuant to the Equal and Ratable Provision, the Existing Senior Notes Creditors) are granted Liens on any additional collateral pledged to any First-Lien Secured Parties (and any Existing Senior Notes Creditors, as applicable) as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First-Lien Secured Parties (and the Existing Senior Notes Creditors, as applicable) as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations (and, to the extent the Existing Senior Notes Obligations are required to be secured pursuant to the Equal and Ratable Provision, the Existing Senior Notes Obligations), such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party (or any other Existing Senior Notes Creditor, as applicable) receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties (and such Existing Senior Notes Creditors, as applicable) in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First-Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First-Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First-Lien Secured Party for purposes of perfecting the Lien held by such First-Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority. (a) Each of the First-Lien Secured Parties (including the holders of the notes issued under the Initial Additional First-Lien Indenture, by their acceptance of the benefits of this Agreement and the First-Lien Security Documents and their direction to the Initial Additional Authorized Representative to enter into this Agreement) hereby irrevocably appoints DBNY to act on its behalf as the Collateral Agent hereunder and under each of the other First-Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First-Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First-Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits, without duplication, of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional First-Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party of any Series of First-Lien Obligations for which the Applicable Authorized Representative acts arising out of (i) any actions which the Collateral Agent, the

Applicable Authorized Representative or any such First-Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the applicable First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02 Rights as a First-Lien Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First-Lien Secured Party under any Series of First-Lien Obligations that it holds as any other First-Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First-Lien Secured Party” or “First-Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional First-Lien Secured Party”, “Additional First-Lien Secured Parties”, “Initial Additional First-Lien Secured Party” or “Initial Additional First-Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First-Lien Secured Party.

SECTION 4.03 Exculpatory Provisions. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First-Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First-Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First-Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First-Lien Obligations or the Company); and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties of any kind or nature under any Additional First-Lien Document (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to the Credit Agreement or any Additional First-Lien Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

(b) Each First-Lien Secured Party acknowledges that, in addition to acting as the initial Collateral Agent, DBNY also serves as Administrative Agent and First-Lien Collateral Agent (under, and as defined in, the Credit Agreement), and each First-Lien Secured Party hereby waives any right to make any objection or claim against DBNY (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Administrative Agent and First-Lien Collateral Agent.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Lien Security Document by or through anyone or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First-Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First-Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above (but without the consent of any other First-Lien Secured Party or the Company); provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the First-Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First-Lien Secured Parties under any of the First-Lien

Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First-Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First-Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First-Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First-Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Article VIII of the Credit Agreement and the equivalent provision of any Additional First-Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the First-Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First-Lien Security Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First-Lien Secured Parties. Each First-Lien Secured Party (other than the Initial Additional Authorized Representative) acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First-Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any First-Lien Security Document in accordance with Section 2.04 or upon receipt of a certificate of an officer of the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(ii) to release any Grantor from its obligations under the First-Lien Security Documents upon receipt of a certificate of an officer of the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at 60 Wall Street, (MS NYC60-0208), New York, NY 10005, Attention of: Susan LeFevre (Fax No. (212) 797-5690);

(b) if to the Initial Additional Authorized Representative, to it at 246 Goose Lane, Suite 105, Guilford, CT 06437, Attention: Joseph P. O’Donnell, Vice President (Fax. No. (203) 453-1183);

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment: Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any First-Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First-Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First-Lien Obligations in compliance with the Credit Agreement.

(e) Notwithstanding the foregoing, any Grantor may become a party hereto by execution and delivery to the Collateral Agent of an assumption or joinder agreement in accordance with Section 5.16.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First-Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First-Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional First-Lien Documents, the Company may incur Additional First-Lien Obligations. Any such additional class or series of Additional First-Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to the Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) (x) all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and (y) all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent), subject, in the case of any action referred to in preceding sub-clause (x) or (y), to any extension of the time permitted for the taking of such action in accordance with the relevant Additional First-Lien Documents; and

(iv) the Additional First-Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Certain Agreements Relating to the Existing Intercreditor Agreement. Each of the First-Lien Secured Parties and the Grantors acknowledges and agrees that (i) the Initial Additional First-Lien Documents do not constitute “Refinancing Existing Senior Notes Documents” and (ii) Initial Additional First-Lien Obligations do not constitute “Existing Senior Notes Obligations”, in either case, solely for purposes of the Existing Intercreditor Agreement.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First-Lien Security Documents.

SECTION 5.16 Grantors; Additional Grantors. The Grantors existing on the date hereof hereby covenant and agree to cause each Subsidiary of the Company or direct or indirect parent of the Company which becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering an assumption or joinder agreement in form and substance reasonably satisfactory to the Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:	/s/ David Mayhew
Name: David Mayhew
Title: Managing Director

By:	/s/ David Reid
Name: David Reid
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Authorized Representative for the Credit Agreement Secured Parties.

By:	/s/ David Mayhew
Name: David Mayhew
Title: Managing Director

By:	/s/ David Reid
Name: David Reid
Title: Vice President

[Signature Page to Intercreditor Agreement]

WILMINGTON TRUST FSB, as Initial Additional Authorized Representative

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Intercreditor Agreement]

UNIVISION COMMUNICATIONS INC.

By:	/s/ Peter Lori
	Name:	Peter Lori
	Title:	Senior Vice President & Chief
Accounting Officer &
Corporate Controller

[Signature Page to Intercreditor Agreement]

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc., its general partner

By:	/s/ Peter Lori
	Name:	Peter Lori
	Title:	Senior Vice President & Chief
Accounting Officer &
Corporate Controller

[Signature Page to Intercreditor Agreement]

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

By:	The Univision Network Limited Partnership, its sole member

	By:	Univision Communications Inc.,
its general partner

By:	/s/ Peter Lori
	Name:	Peter Lori
	Title:	Senior Vice President & Chief
Accounting Officer &
Corporate Controller

[Signature Page to Intercreditor Agreement]

EL TRATO, INC.	UNIVISION PUERTO RICO STATION
GALAVISION, INC.	ACQUISITION COMPANY
KCYT-FM LICENSE CORP.	UNIVISION PUERTO RICO STATION
KECS-FM LICENSE CORP.	OPERATING COMPANY
KESS-AM LICENSE CORP.	UNIVISION PUERTO RICO STATION
KESS-TV LICENSE CORP.	PRODUCTION COMPANY
KHCK-FM LICENSE CORP.	UNIVISION RADIO CORPORATE
KICI-AM LICENSE CORP.	SALES, INC.
KICI-FM LICENSE CORP.	UNIVISION RADIO FRESNO, INC.
KLSQ-AM LICENSE CORP.	UNIVISION RADIO GP, INC.
KLVE-FM LICENSE CORP.	UNIVISION RADIO HOUSTON
KMRT-AM LICENSE CORP.	LICENSE CORPORATION
KTNQ-AM LICENSE CORP.	UNIVISION RADIO ILLINOIS, INC.
LICENSE CORP. NO.1	UNIVISION RADIO, INC.
LICENSE CORP. NO.2	UNIVISION RADIO INVESTMENTS,
MI CASA PUBLICATIONS, INC.	INC.
PTI HOLDINGS, INC.	UNIVISION RADIO LAS VEGAS, INC.
SERVICIO DE INFORMACION	UNIVISION RADIO LICENSE
PROGRAMATIVA, INC.	CORPORATION
SPANISH COAST-TO-COAST LTD.	UNIVISION RADIO LOS ANGELES, INC.
SUNSHINE ACQUISITION CORP.	UNIVISION RADIO MANAGEMENT
T C TELEVISION, INC.	COMPANY, INC.
TELEFUTURA NETWORK	UNIVISION RADIO NEW MEXICO, INC.
TELEFUTURA OF SAN FRANCISCO,	UNIVISION RADIO NEW YORK, INC.
INC.	UNIVISION RADIO PHOENIX, INC.
TELEFUTURA ORLANDO INC.	UNIVISION RADIO SACRAMENTO,
TELEFUTURA TELEVISION GROUP,	INC.
INC.	UNIVISION RADIO SAN DIEGO, INC.
TICHENOR LICENSE CORPORATION	UNIVISION RADIO SAN FRANCISCO,
TMS LICENSE CALIFORNIA, INC.	INC.
UNIVISION HOME ENTERTAINMENT,	UNIVISION RADIO TOWER COMPANY,
INC.	INC.
UNIVISION INTERACTIVE MEDIA,	UNIVISION SERVICES, INC.
INC.	UNIVISION TELEVISION GROUP, INC.
UNIVISION INVESTMENTS, INC.	UNIVISION-EV HOLDINGS, LLC
UNIVISION MANAGEMENT CO.	WADO RADIO, INC.
UNIVISION OF ATLANTA INC.	WADO-AM LICENSE CORP.
UNIVISION OF NEW JERSEY INC.	WLXX-AM LICENSE CORP.
UNIVISION OF PUERTO RICO INC.	WPAT-AM LICENSE CORP.
UNIVISION OF RALEIGH, INC	WQBA-AM LICENSE CORP.
WQBA-FM LICENSE CORP.

By:	/s/ Peter Lori
	Name:	Peter Lori
	Title:	Authorized Officer

[Signature Page to Intercreditor Agreement]

HBCi, LLC UNIVISION RADIO FLORIDA, LLC

By:	Univision Radio Inc., their sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura of San Francisco Inc., its sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

TELEFUTURA PARTNERSHIP OF DOUGLAS
TELEFUTURA PARTNERSHIP OF FLAGSTAFF
TELEFUTURA PARTNERSHIP OF FLORESVILLE
TELEFUTURA PARTNERSHIP OF PHOENIX
TELEFUTURA PARTNERSHIP OF SAN ANTONIO
TELEFUTURA PARTNERSHIP OF TUCSON

By:		Telefutura Southwest LLC their general partner

	By:	Telefutura Television Group,
Inc., its sole member

By:		/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

By:		Telefutura Television Group, Inc., their general partner

By:		/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

TELEFUTURA ALBUQUERQUE LLC

TELEFUTURA BAKERSFIELD LLC

TELEFUTURA BOSTON LLC

TELEFUTURA CHICAGO LLC

TELEFUTURA D.C. LLC

TELEFUTURA DALLAS LLC

TELEFUTURA FRESNO LLC

TELEFUTURA HOUSTON LLC

TELEFUTURA LOS ANGELES LLC

TELEFUTURA MIAMI LLC

TELEFUTURA SACRAMENTO LLC

TELEFUTURA SOUTHWEST LLC

TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., their sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor agreement]

UNIVISION ATLANTA LLC

By:	Univision of Atlanta, Inc., its sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

UNIVISION NEW YORK LLC UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey, Inc., their sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

WLII/WSUR LICENSE PARTNERSHIP, G.P.

By:	Univision of Puerto Rico, Inc., its general partner

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

WUVC LICENSE PARTNERSHIP G.P.

By:	Univision of Raleigh, Inc.,
its general partner

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

By:	Univision Television Group, Inc.,
its general partner

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

UNIVISION RADIO BROADCASTING
PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING
TEXAS, L.P.

By:	Univision Radio GP, Inc., their general partner

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

KAKW LICENSE PARTNERSHIP, L.P.
KDTV LICENSE PARTNERSHIP, G.P.
KFTV LICENSE PARTNERSHIP, G.P.
KMEX LICENSE PARTNERSHIP, G.P.
KTVW LICENSE PARTNERSHIP, G.P.
KUVI LICENSE PARTNERSHIP, G.P.
KUVN LICENSE PARTNERSHIP, L.P.
KUVS LICENSE PARTNERSHIP, G.P.
KWEX LICENSE PARTNERSHIP, L.P.
KXLN LICENSE PARTNERSHIP, L.P.
UVN TEXAS L.P.
WGBO LICENSE PARTNERSHIP, G.P.
WLTV LICENSE PARTNERSHIP, G.P.
WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., their general partner

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

UNIVISION CLEVELAND LLC
By:	Univision Television Group, Inc., its sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

STATION WORKS, LLC

By:	Telefutura Television Group, Inc., its sole member

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

UNIVISION TEXAS STATIONS LLC

By:	/s/ Ray Rodriguez
Name: Ray Rodriguez
Title: Manager

[Signature Page to Intercreditor Agreement]

BROADCAST MEDIA PARTNERS HOLDINGS, INC.

By:	/s/ Peter Lori
Name: Peter Lori
Title: Senior Vice President, Controller and Chief Accounting Officer

[Signature Page to Intercreditor Agreement]

HPN NUMBERS, INC.

By:	/s/ Peter Lori
Name: Peter Lori
Title: Authorized Officer

[Signature Page to Intercreditor Agreement]

ANNEX I

Grantors

Schedule 1

1.	Univision Communications, Inc.

2.	Broadcast Media Partners Holdings, Inc.

3.	HPN Numbers, Inc.

4.	E1 Trato, Inc.

5.	Galavision, Inc.

6.	HBCi, LLC

7.	KAKW License Partnership, L.P.

8.	KCYT-FM License Corp.

9.	KDTV License Partnership, G.P.

10.	KECS-FM License Corp.

11.	KESS-AM License Corp.

12.	KESS-TV License Corp.

13.	KFTV License Partnership, G.P.

14.	KHCK-FM License Corp.

15.	KICI-AM License Corp.

16.	KICI-FM License Corp.

17.	KLSQ-AM License Corp.

18.	KLVE-FM License Corp.

19.	KMEX License Partnership, G.P.

20.	KMRT-AM License Corp.

21.	KTNQ-AM License Corp.

22.	KTVW License Partnership, G.P.

ANNEX II

23.	KUVI License Partnership, G.P.

24.	KUVN License Partnership, L.P.

25.	KUVS License Partnership, G.P.

26.	KWEX License Partnership, L.P.

27.	KXLN License Partnership, L.P.

28.	License Corp. No. I

29.	License Corp. No. 2

30.	Mi Casa Publications, Inc.

31.	PTI Holdings, Inc.

32.	Servicio de Informacion Programativa, Inc.

33.	Spanish Coast-to-Coast Ltd.

34.	Station Works, LLC

35.	Sunshine Acquisition Corp.

36.	T C Television, Inc.

37.	Telefutura Albuquerque LLC

38.	Telefutura Bakersfield LLC

39.	Telefutura Boston LLC

40.	Telefutura Chicago LLC

41.	Telefutura D.C. LLC

42.	Telefutura Dallas LLC

43.	Telefutura Fresno LLC

44.	Telefutura Houston LLC

45.	Telefutura Los Angeles LLC

46.	Telefutura Miami LLC

47.	Telefutura Network

2

ANNEX II

48.	Telefutura of San Francisco, Inc.

49.	Telefutura Orlando Inc.

50.	Telefutura Partnership of Douglas

51.	Telefutura Partnership of Flagstaff

52.	Telefutura Partnership of Floresville

53.	Telefutura Partnership of Phoenix

54.	Telefutura Partnership of San Antonio

55.	Telefutura Partnership of Tucson

56.	Telefutura Sacramento LLC

57.	Telefutura San Francisco LLC

58.	Telefutura Southwest LLC

59.	Telefutura Tampa LLC

60.	Telefutura Television Group, Inc.

61.	The Univision Network Limited Partnership

62.	Tichenor LicenseCorporation

63.	TMS License California, Inc.

64.	Univision Atlanta LLC

65.	Univision Cleveland LLC

66.	Univision Home Entertainment, Inc.

67.	Univision Interactive Media, Inc.

68.	Univision Investments, Inc.

69.	Univision Management Co.

70.	Univision Network Puerto Rico Production LLC

71.	Univision New York LLC

72.	Univision of Atlanta Inc.

3

ANNEX II

73.	Univision of New Jersey Inc.

74.	Univision of Puerto Rico Inc.

75.	Univision of Raleigh, Inc.

76.	Univision Philadelphia LLC

77.	Univision Puerto Rico Station Acquisition Company

78.	Univision Puerto Rico Station Operating Company

79.	Univision Puerto Rico Station Production Company

80.	Univision Radio Broadcasting Puerto Rico, L.P.

81.	Univision Radio Broadcasting Texas, L.P.

82.	Univision Radio Corporate Sales, Inc.

83.	Univision Radio Florida, LLC

84.	Univision Radio Fresno, Inc.

85.	Univision Radio GP, Inc.

86.	Univision Radio Houston License Corporation

87.	Univision Radio Illinois, Inc.

88.	Univision Radio Investments, Inc.

89.	Univision Radio Las Vegas, Inc.

90.	Univision Radio License Corporation

91.	Univision Radio Los Angeles, Inc.

92.	Univision Radio Management Company, Inc.

93.	Univision Radio New Mexico, Inc.

94.	Univision Radio New York, Inc.

95.	Univision Radio Phoenix, Inc.

96.	Univision Radio Sacramento, Inc.

97.	Univision Radio San Diego, Inc.

4

ANNEX II

98.	Univision Radio San Francisco, Inc.

99.	Univision Radio Tower Company, Inc.

100.	Univision Radio, Inc.

101.	Univision Services, Inc.

102.	Univision Television Group, Inc.

103.	Univision Texas Stations LLC

104.	Univision-EV Holdings, LLC

105.	UVN Texas L.P.

106.	WADO Radio, Inc.

107.	WADO-AM License Corp.

108.	WGBO License Partnership, G.P.

109.	WLII/WSUR License Partnership, G.P.

110.	WLTV License Partnership, G.P.

111.	WLXX-AM License Corp.

112.	WPAT-AM License Corp.

113.	WQBA-AM License Corp.

114.	WQBA-FM License Corp.

115.	WUVC License Partnership G.P.

116.	WXTV License Partnership, G.P.

5

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [     ] dated as of [            ], 2009 to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of July 9, 2009 (the “First-Lien Intercreditor Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), Univision of Puerto Rico Inc., a Delaware corporation (the “Subsidiary Borrower”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Deutsche Bank AG New York Branch, as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Deutsche Bank AG New York Branch, as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust FSB, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company and the Subsidiary Borrower to incur Additional First-Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement. Section 5.13 of the First-Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First-Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First-Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to a “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the New Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First-Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case anyone or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

by
Name:
Title:

Address for notices:

attention of:
Telecopy:

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Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

UNIVISION COMMUNICATIONS INC., as Company

By:
Name:
Title:

UNIVISION OF PUERTO RICO INC., as Subsidiary Borrower

By:
Name:
Title:

BROADCAST MEDIA PARTNERS HOLDINGS, INC.,

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

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Schedule I to the

Supplement to the

First-Lien Intercreditor Agreement

Grantors

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